UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 7, 2017

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

The information under this Item 2.02, including the press release attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

On July 10, 2017, Citrix Systems, Inc. (the “Company”) issued a press release reaffirming the Company’s guidance for the quarter ended June 30, 2017. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2017, the Board of Directors of the Company appointed David J. Henshall as President and Chief Executive Officer of the Company, effective as of July 10, 2017. In such capacity, Mr. Henshall will serve as the “principal executive officer” of the Company for purposes of filings with the U.S. Securities and Exchange Commission (the “SEC”). Mr. Henshall succeeds Kirill Tatarinov who stepped down from his roles as President and Chief Executive Officer and director of the Company on July 7, 2017, upon mutual agreement with the Board of Directors. Mr. Henshall also has been elected to the Board of Directors of the Company, effective as of July 10, 2017.

Also, on July 7, 2017, the Board of Directors appointed Mark M. Coyle as Interim Chief Financial Officer, effective as of July 10, 2017, and in such capacity, Mr. Coyle will succeed Mr. Henshall as the “principal financial officer” of the Company for purposes of filings with the SEC.

Mr. Henshall, age 49, has served as the Company’s Executive Vice President and Chief Financial Officer beginning in September 2011 and as the Company’s Chief Operating Officer beginning in February 2014. Mr. Henshall was appointed Acting Chief Executive Officer and President from October 2013 to February 2014. From January 2006 to September 2011, Mr. Henshall served as the Company’s Senior Vice President and Chief Financial Officer, and from April 2003 to January 2006, he served as the Company’s Vice President and Chief Financial Officer. Mr. Henshall serves on the Boards of Directors of LogMeIn, Inc., a publicly-traded company offering communication and conferencing, identity and access, and customer engagement and support solutions, and Everbridge, Inc., a publicly-traded global software company.

Mr. Coyle, age 59, has served as Senior Vice President, Finance, of the Company since February 2015, leading the Company’s global finance, accounting, treasury, tax and real estate teams. Prior to joining the Company, from 2010 to 2013, Mr. Coyle served as Senior Vice President and Chief Financial Officer for the Customer Solutions Group of CA Technologies, where he was responsible for all business unit finance activities. From 2007 to 2010, Mr. Coyle was Vice President of Global Sales Finance for Cisco Systems, Inc., where his teams managed pricing, commissions, the deals desk, and commerce build-outs. Prior to Cisco, Mr. Coyle held a variety of leadership roles with IBM for twenty-four years with increasing scope and responsibility throughout his tenure, including a number of Divisional CFO roles, as well as roles in the EMEA and Americas software businesses.

There are no arrangements or understandings between either Mr. Henshall or Mr. Coyle and any other person with respect to the appointments described above. Neither Mr. Henshall nor Mr. Coyle is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Employment Agreement with David J. Henshall

On July 10, 2017, the Company entered into an Employment Agreement with Mr. Henshall in connection with his appointment as President and Chief Executive Officer of the Company. The Employment Agreement has a term of three years, with one-year extensions thereafter unless written notice of non-renewal is given by either party not less than 180 days prior to the end of the then current term.

Mr. Henshall will be paid an initial base salary of $1.0 million, which will be subject to annual review and may be increased but not decreased. In addition, Mr. Henshall will be entitled to participate in the Company’s executive variable cash compensation program at an annual target variable cash payment of 125% of his base salary and a maximum variable cash payment of 200% of his base salary, with the actual amount to be determined in the discretion of the Compensation Committee based on Company and individual performance.

In connection with his promotion, Mr. Henshall will receive an equity grant consisting of (i) $2.5 million of time-based restricted stock units that vest in three annual installments and (ii) $2.5 million of performance-based restricted stock units which may be earned based on the Company’s non-GAAP net operating margin percentage and percentage mix of new bookings as cloud/hybrid-cloud subscriptions at the end of a performance period ending on December 31, 2019. Mr. Henshall will be eligible to receive annual equity awards with a target value of $8.0 million beginning in 2018. Mr. Henshall also will be entitled to participate in all employee benefit plans or programs of the Company generally available to any of its senior executive employees.

Upon a termination of Mr. Henshall’s employment without “cause” or for “good reason” before a “change in control” (each as defined in the Employment Agreement), Mr. Henshall will be entitled to severance pay and benefits as follows: (i) salary continuation in an amount equal to two times the sum of Mr. Henshall’s base salary and target variable cash compensation payable over 24 months; (ii) continued health insurance coverage for 18 months; and (iii) acceleration of unvested equity awards with time-based vesting then scheduled to vest over the following 24 months. In such event, his performance-based equity awards will remain outstanding and may be earned on a pro-rata basis at the end of the relevant performance period based on actual performance.

In the event Mr. Henshall’s employment is terminated without “cause” or if he resigns his position for “good reason” in the 18-month period following a “change in control,” he will be entitled to receive: (i) a lump sum payment equal to three times the sum of his annual base salary plus his target variable cash compensation for the then-current fiscal year; (ii) continued health coverage for 18 months; and (iii) accelerated vesting of all unvested equity awards with time-based vesting. In the case of unvested equity awards with performance-based vesting, each award will be deemed earned at the time of the change in control based on actual achievement of the relevant performance metric; however, the shares deemed earned will remain subject to time-based vesting over the remaining measurement period, subject to full vesting if Mr. Henshall is terminated without cause or resigns for good reason following the change in control.

Upon Mr. Henshall’s death or disability (as defined in the Employment Agreement), all unvested equity awards with time-based vesting held by Mr. Henshall will immediately vest, and any equity awards with performance-based vesting will remain outstanding and may be earned on a pro-rata basis at the end of the relevant performance period based on actual performance. Mr. Henshall (or his estate, if applicable) also will be entitled to receive his target variable cash compensation on a pro-rata basis for such year.

All severance payments and benefits under the Employment Agreement are subject to the execution of a separation and release agreement by Mr. Henshall containing, among other provisions, a general release of claims in favor of the Company. The Employment Agreement does not provide for any tax gross-up payments. The Employment Agreement supersedes Mr. Henshall’s existing Executive Agreement with the Company.

The foregoing summary of the Employment Agreement with Mr. Henshall does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Employment Agreement with Robert M. Calderoni

As previously reported by the Company on a Current Report on Form 8-K filed with the SEC on January 20, 2017, the Company entered into an Employment Agreement with Robert M. Calderoni, the Company’s Executive Chairman, to reflect the terms of Mr. Calderoni’s employment with the Company during a two-year transition period ending on December 31, 2018. The parties amended and restated Mr. Calderoni’s Employment Agreement, effective as of July 10, 2017, to provide for: (i) an increase in his annual base salary from $500,000 to $750,000; (ii) the grant of a restricted stock unit award to Mr. Calderoni in 2018 with time-based vesting and a target value of $5.0 million; and (iii) the accelerated vesting of any unvested equity awards with time-based vesting held by Mr. Calderoni upon his death or disability (as defined in the Employment Agreement). The amendments to the Employment Agreement were made in recognition of the increased time commitment expected from Mr. Calderoni during this period as a result of the changes in management described above and the Company’s announcement of a series of strategic initiatives around operational efficiencies, capital allocation and the Company’s transformation to a cloud-based subscription business, including Mr. Calderoni’s role as chair of a new ad hoc Operations and Capital Committee of the Board of Directors (which also includes Mr. Henshall, Jesse A. Cohn and Peter J. Sacripanti). The foregoing summary of the Amended and Restated Employment Agreement with Mr. Calderoni does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Separation Agreement and Release with Kirill Tatarinov

In connection with his departure from the Company, Kirill Tatarinov entered into a Separation Agreement and Release with the Company in substantially the form attached as an exhibit to his existing Employment Agreement (the “Separation Agreement”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 20, 2016. In accordance with the terms of the Separation Agreement, Mr. Tatarinov will receive the severance and other separation benefits provided under his existing Employment Agreement. A summary of Mr. Tatarinov’s Employment Agreement is set forth in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders filed with the SEC on April 27, 2017 under the caption “Executive Compensation—Potential Payments upon Termination or Change in Control—President and Chief Executive Officer,” which summary is incorporated herein by reference.

Compensation Arrangements with Mark M. Coyle

In connection with his appointment as Interim Chief Financial Officer of the Company, the Compensation Committee of the Board of Directors approved (i) an increase in Mr. Coyle’s annual base salary from $400,000 to $520,000, and (ii) an increase in Mr. Coyle’s target annual variable cash compensation opportunity from 75% to 90% of his annual base salary, effective July 10, 2017 and until such time as he is no longer serving as Interim Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated July 10, 2017, by and between Citrix Systems, Inc. and David J. Henshall

10.2	Amended and Restated Employment Agreement, dated July 7, 2017, by and between Citrix Systems, Inc. and Robert M. Calderoni

99.1*	Press release dated July 10, 2017 of Citrix Systems, Inc.

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: July 10, 2017	By:	/s/ Antonio G. Gomes
	Name:	Antonio G. Gomes
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated July 10, 2017, by and between Citrix Systems, Inc. and David J. Henshall

10.2	Amended and Restated Employment Agreement, dated July 7, 2017, by and between Citrix Systems, Inc. and Robert M. Calderoni

99.1*	Press release dated July 10, 2017 of Citrix Systems, Inc.

*	Furnished herewith

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